Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Telecom Argentina S.A. of our report dated March 8, 2017, relating to the consolidated financial statements of Sofora Telecomunicaciones S.A., which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/S/ PRICE WATERHOUSE & CO. S.R.L.
Argentina, Autonomous City of Buenos Aires

May 16, 2017